                                                                   EXHIBIT 10.31





                           SEAGULL ENERGY CANADA LTD.

                           CAPITAL ACCUMULATION PLAN





                                  JANUARY 1994
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Table Of Contents



Section 1 - Interpretations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

Section 2 - Purpose Of The Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5

Section 3 - Eligibility And Participation . . . . . . . . . . . . . . . . . . . . . . .    6

Section 4 - Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7

Section 5 - Investment Of Accounts  . . . . . . . . . . . . . . . . . . . . . . . . .     10

Section 6 - Sale And Transfer Of Investments  . . . . . . . . . . . . . . . . . . . .     12

Section 7 - Withdrawals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     13

Section 8 - Designation Of Beneficiary  . . . . . . . . . . . . . . . . . . . . . . .     17

Section 9 - Administration Of The Plan  . . . . . . . . . . . . . . . . . . . . . . .     18

Section 10 - General Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . .     19





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Section 1 - Interpretations


1.01     TERMS
              For the purposes of this Plan, including this Section 1, the expressions set out below shall have the respective meaning attributed thereto.

1.02 BENEFICIARY means the person or persons, designated by the Participant as the Beneficiary pursuant to Section 8.01.

1.03     BOARD OF DIRECTORS means the Board of Directors of Seagull Energy
          Canada Ltd.

1.04 COMMITTEE means a committee appointed by the Company to provide the Trustee with assistance in respect of interpretations and elections assigned under the Plan to the Company.

1.05 CONTINUOUS SERVICE means the period of uninterrupted active service by a Participant from the Participant's most recent date of employment with the Company and rendered to the date of his termination of his service with the Company, death, or retirement, whichever is the earliest. Continuous service shall include

              (a)         any educational leave of absence of an Employee from
                     his duties which does not exceed two (2) years and is granted with the consent of the Company;

              (b)         any absence of an Employee due to maternity leave,
                     sick or accident leave which cause is certified by a medical practitioner as being a disabling illness or injury, or such other leave which does not exceed two (2) years and is recognized by the Company;





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              (c)         service with any predecessor company, provided the
                     Company recognizes such service for purposes of the Plan;
                     and

              (d)         any period of temporary absence or lay-off by the
                     Company, provided such temporary absence or lay-off does not exceed a continuous twenty six (26) week period.

              Service occurring before a break in Continuous Service shall not constitute Continuous Service.

1.06 COMPANY means Seagull Energy Canada Ltd. and any affiliated company designated by Seagull Energy Canada Ltd. to be a participating employer in the Plan; provided that any reference herein to any action to be undertaken or discretion to be exercised by the Company hereunder means Seagull Energy Canada Ltd. acting through its Board of Directors or any person or group of persons authorized to do so, either directly or indirectly, by the Board of Directors.

1.07     EFFECTIVE DATE means April 1, 1994.

1.08 EMPLOYEE means any person employed by the Company on a part-time or full-time basis, but does not include anyone employed on a contract or term basis.

1.09 EMPLOYEE ACCOUNT means the account to which the Participant's contributions pursuant to Sections 4.01 and 4.04 are made, including the Investment Earnings thereon.

1.10 EMPLOYER RRSP ACCOUNT means the account to which the Company's contributions pursuant to Section 4.03 herein are made on behalf of a Participant, including the Investment Earnings thereon.





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1.11     EMPLOYER STOCK ACCOUNT means the account to which the Company's contributions pursuant to Section 4.02 herein are made on behalf of a Participant, including the Investment Earnings thereon.

1.12 INCOME TAX ACT means the Income Tax Act, S.C. 1970-71-72, c. 63 and the Regulations thereunder.

1.13 INVESTMENT EARNINGS means the interest, dividends and realized capital gains or capital losses attributable to investments under the Plan, as determined by the Trustee.

1.14 INVESTMENT OPTIONS means investment funds and accounts selected by the Company for the Plan, including as applicable Seagull Common Stock as defined in Section 4.02 herein, and to which contributions under the Plan may be directed.

1.15 PARTICIPANT means any Employee who fulfils the eligibility requirements set forth in Section 3 hereof and whose application for participation has been accepted and recorded by the Company. A Participant shall include a former Employee who continues to be entitled to benefits or rights under the Plan.

1.16 PLAN means the plan set forth herein and as amended from time to time, which shall be known as the "Seagull Energy Canada Ltd. Capital Accumulation Plan".

1.17     PLAN YEAR means the calendar year.

1.18 REGULAR GROSS EARNINGS means the basic monthly remuneration received by the Participant, as determined by the Company.

1.19 REGISTERED RETIREMENT SAVINGS PLAN or RRSP means a Registered Retirement Savings Plan as defined under the Income Tax Act.

1.20 TRUST AGREEMENT means the agreement entered into between the Company and the Trustee establishing the Trust Fund for the purposes of the Plan.

1.21 TRUST FUND means the aggregate of the accounts to which contributions may be made by the Participants and by the Company in accordance with the terms of the Plan.

1.22 TRUSTEE means the trust company appointed by the Company to act as custodian and trustee of the Investment Options and Trust Fund including any successor trustee or trustees.





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1.23     HEADINGS. Section headings are convenient references only and shall not be deemed to be a part of the substance of this instrument or in any way to enlarge or limit the contents of any Section.

1.24 NUMBER AND GENDER. In this Plan words importing the singular include the plural and vice versa; words importing the masculine gender include the feminine and vice versa; and words importing persons include firms or corporations and vice versa.





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Section 2 - Purpose Of The Plan


2.01     ESTABLISHING PLAN
              The purpose of the Plan is to assist Employees in their savings goals by providing payroll deductions for Employees who enroll in the Plan. The Plan has been incorporated to comply with Section 144 of the Income Tax Act and the provisions thereunder.

              Participant contributions shall not be tax deductible, unless they are made to one of the Investment Options which qualify under the Income Tax Act as a Registered Retirement Savings Plan.

              Company contributions made on behalf of a Participant shall be considered remuneration of the Participant for the taxation year in which the contribution is deposited with the Trustee and shall be reported by the Company as income, unless provided otherwise under the Income Tax Act.

              Unless Investment Earnings are realized under an Investment Option which is a Registered Retirement Savings Plan, Investment Earnings will be subject to tax for the year in which such earnings were realized and shall be reported as such by the Trustee, subject to the Income Tax Act.





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Section 3 - Eligibility And Participation


3.01     ELIGIBILITY
              An Employee may, on a voluntary basis, become a Participant as of the first day of the month coincident with or next following his employment or the first day of any month thereafter.

3.02     ENROLLMENT
              To become a Participant, an Employee must complete and file with the Company application forms which shall

              (a)         authorize the Company to deduct from his Regular Gross
                     Earnings the amount of contributions designated by the Participant pursuant to Section 4.01 and 4.04;

              (b)         designate the portion of the contributions made by the
                     Participant which shall be directed to each Investment Option; and

              (c)         if the Participant elects to participate in a
                     Registered Retirement Savings Plan option, complete an enrollment form as prescribed by the Trustee.

3.03     WAIVING OF ELIGIBILITY REQUIREMENTS
              The provisions of Section 3.01 hereof notwithstanding, at its sole discretion, the Company may, in writing, waive or reduce the eligibility period otherwise applicable.

3.04     RE-EMPLOYMENT OF EMPLOYEE
              If an Employee terminates his service with the Company and is later re-employed, for all purposes of the Plan he shall be regarded as a new employee unless otherwise directed in writing by the Company.





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Section 4 - Contributions


4.01     PARTICIPANT CONTRIBUTIONS
              Commencing from the Effective Date, a Participant may make contributions to the Plan of any whole percentage from a minimum of 0% to a maximum of 5% of the Participant's Regular Gross Earnings. Such contributions shall be made monthly, shall be by payroll deduction only and shall be made to the Participant's Employee Account.

4.02     COMPANY MATCHING CONTRIBUTIONS
              The Company shall each month contribute out of profits to the Employer Stock Account of each Participant a matching amount equal to that contributed by the Participant pursuant to Section 4.01 to a maximum of 5% of the Participant's Regular Gross Earnings.

              Notwithstanding the foregoing, if, with respect to any fiscal year, the parent company of the Company (being Seagull Energy Corporation of Houston, Texas) fails to have net earnings attributable to Seagull Common Stock of at least $1.00 (U.S.) as determined in accordance with United States generally accepted accounting principles and reflected in the audited consolidated financial statements relating to the Seagull Common Stock for such fiscal year, the Company shall not make matching contributions to the Plan with respect to the next calendar year that commences after the conclusion of such fiscal year. With respect to any given fiscal year, the term "Seagull Common Stock" shall mean the class or series of common stock that has the greatest market capitalization at the end of such fiscal year.

4.03     COMPANY RRSP CONTRIBUTIONS
              The Company shall each month contribute to the Employer RRSP Account of each Participant an amount of 4% of the Participant's Regular Gross Earnings. In lieu thereof, the Participant may request that such contribution on his behalf be paid to him in cash, less applicable withholding tax.





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4.04     VOLUNTARY PARTICIPANT CONTRIBUTIONS
              Commencing from the Effective Date, a Participant may make additional contributions to the Plan of any whole percentage of the Participant's Regular Gross Earnings. Such contributions shall be made monthly, shall be by payroll deduction only and shall be made to the Participant's Employee Account. There shall be no Company contributions pursuant to Section 4.02 with respect to such additional contributions.

4.05     VESTING OF COMPANY CONTRIBUTIONS
              The Company's contributions made on behalf of a Participant shall be 100% vested in the Participant.

4.06     CHANGES IN PARTICIPANT'S CONTRIBUTION RATE
              By giving notice to the Company fifteen (15) days prior to the effective date of such change, a Participant may change his contribution rate effective any first day of the month. Changes by the Participant may be made not more frequently than twice each calendar year.

4.07     SUSPENSION OF CONTRIBUTIONS
              By giving fifteen (15) days written notice to the Company, a Participant may elect to suspend his contributions to the Plan and such suspension shall be effective the first day of the month next following acceptance by the Company of such notification. A Participant who elects to suspend his contributions shall be suspended from participating in the Plan for a minimum of six (6) calendar months.

              A Participant shall not be entitled to accumulate or carry forward for later payment the amounts he would otherwise have contributed had he not elected to suspend his contributions.





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              If the period of suspension exceeds twenty-four (24) months, the
          Trustee may be so advised and all holdings in the accounts of the Participant shall be forwarded to the Participant in full satisfaction of the Participant's entitlement under the Plan.

4.08     RESUMPTION OF CONTRIBUTIONS
              By giving notice in writing, a Participant who has suspended his contributions to the Plan under Section 4.06 may resume making contributions to the Plan commencing the first day of the month next following fifteen (15) days notice. An employee wishing to resume contributions shall complete and file an enrollment form as provided in Section 3.02.

4.09     ALLOCATIONS MADE MONTHLY
              All amounts deposited with the Trustee and all Investment Earnings shall be allocated to the Employee Account and the Employer Stock Account and Employer RRSP Account, as applicable, of the Participant. Such allocation shall be made by the Trustee monthly and in any case not later than the end of the year in which such amounts are received by the Trustee.





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Section 5 - Investment Of Accounts


5.01     EMPLOYEE ACCOUNT
              The Participant contributions pursuant to Sections 4.01 and 4.04 will be deposited with the Trustee and invested in the Investment Options as selected by each Participant. The Trustee shall maintain records of the amounts invested for each Participant and for the Investment Earnings attributable thereto.

5.02     EMPLOYER STOCK ACCOUNT
              The Company matching contributions pursuant to Section 4.02 will be deposited with the Trustee and invested in Seagull Common Stock (as defined in Section 4.02 herein). The Trustee shall maintain records of the amounts invested for each Participant and the Investment Earnings attributable thereto.

5.03     EMPLOYER RRSP ACCOUNT
              The Company RRSP contributions pursuant to Section 4.03 shall be deposited with the Trustee and invested in the Investment Options selected by the Participant, provided such qualify for RRSP's. The Trustee shall maintain records of the amounts invested for each Participant and the Investment Earnings attributable thereto.

5.04     APPLICATION OF INVESTMENT EARNINGS
              All Investment Earnings shall be reinvested by the Trustee in the Investment Option to which the Investment Earnings are attributable. All dividends on investments in Seagull Common Stock shall be accumulated by the Trustee and applied to purchase further investments in Seagull Common Stock.





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5.05     CHANGES IN INVESTMENT INSTRUCTIONS
              A Participant may, effective any first day of the month, change the allocation of his contributions which shall henceforth be directed to any of the Investment Options. A Participant who wishes to change his Investment Options pursuant to this paragraph shall give notice in writing to the Company at least fifteen (15) days prior to the effective date of the change. Such request for change may be made not more frequently than twice each calendar year.

5.06     ISSUANCE OF QUARTERLY STATEMENT
              The Trustee shall, within sixty (60) days following the end of each quarter of each year, provide each Participant with a statement setting forth the details of his Employee Account and his Employer Stock Account and Employer RRSP Account. Further account statements shall be provided by the Trustee as requested by the Company.

5.07     SECURITIES ARE FULLY PAID
              All shares or other securities acquired by or for a Participant shall be fully paid and non-assessable when issued.





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Section 6 - Sale And Transfer Of Investments


6.01     SALE AND TRANSFER OF EMPLOYEE ACCOUNT AND EMPLOYER RRSP ACCOUNT
              INVESTMENTS
              A Participant may authorize the sale of one Investment Option from his Employee Account or his Employer RRSP Account and the transfer of proceeds therefrom to another Investment Option. Such transfer shall occur on the date established by the Trustee. Such authorization may be submitted not more frequently than twice each calendar year.

6.02     SALE AND TRANSFER OF EMPLOYER STOCK ACCOUNT INVESTMENTS
              Company investments are restricted to Seagull Common Stock (as defined in Section 4.02 herein) and sale and transfer of the Employer Stock Account balance is not permitted.

6.03     TIMELY NOTICE OF SALE AND TRANSFER
              A Participant who wishes to authorize the sale of any Investment Option from his Employee Account or his Employer RRSP Account pursuant to the preceding section shall give notice in writing to the Company at least fifteen (15) days prior to the date on which such Investment Option is to be sold.

6.04     LIMITATION TO NOTICE GIVEN
              Notice pursuant to the preceding paragraph authorizing the sale of any Investment Option shall not be deemed to constitute notice pursuant to Section 5 that the percentage of future contributions are to be directed to that Investment Option to which the assets are being transferred.





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Section 7 - Withdrawals


7.01     EMPLOYER STOCK ACCOUNT WITHDRAWALS DURING EMPLOYMENT
              Upon submission of written notice to the Company, a Participant may, under specific circumstances, apply to withdraw all or any portion of his Employer Stock Account.

              In the event that a Participant withdraws funds from his Employer Stock Account, the Company matching contributions pursuant to Section
          4.02 herein with respect to such Participant shall be suspended for a period of six months following the date of such withdrawal unless the Participant provides evidence to the Company that such withdrawal was for:

              (a)         expenses for medical or dental care previously
                     incurred by the Participant, the Participant's spouse, children, or dependents or necessary for those persons to obtain medical or dental care that is not reimbursed or reimbursable by public or private insurance;

              (b)         costs directly related to the purchase of a principal
                     residence of the Participant;

              (c)         payments towards the mortgage of the Participant's
                     principal residence;

              (d)         payment of tuition and related educational fees for
                     the next twelve months of post-secondary education for the Participant or the Participant's spouse, children or dependents;

              (e)         payment of funeral expenses of the Participant's
                     spouse, children or dependents; or

              (f)         payment of child support, adoption fees, divorce
                     settlements or tax assessments.

7.02     EMPLOYEE ACCOUNT OR EMPLOYER RRSP ACCOUNT WITHDRAWALS DURING
          EMPLOYMENT
              Upon submission of written notice to the Company, a Participant may withdraw all or any portion of his Employee Account or of his Employer RRSP Account.

7.03     RESTRICTIONS ON WITHDRAWALS DURING EMPLOYMENT




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              Requests for withdrawal pursuant to Sections 7.01 and 7.02 above may be made not more frequently than twice each calendar year. Contributions made in any given calendar year may not be withdrawn until January 1 of the following calendar year at the earliest.

7.04     WITHDRAWALS UPON TERMINATION
              A Participant whose employment with the Company has ceased other than by reason of death, disability or retirement shall, within ninety (90) days of his date of termination, be required to withdraw all of his Employee Account and his Employer Stock Account and Employer RRSP Account.

7.05     WITHDRAWALS UPON DEATH
              In the event of the death of a Participant, the entire value of his Employee Account and his Employer Stock Account and Employer RRSP Account shall be payable to his Beneficiary.

7.06     WITHDRAWALS UPON DISABILITY
              Should a Participant be in receipt of benefits from any long term disability plan sponsored by the Company, he shall be entitled during such period of disability to receive all or a portion of his Employee Account and his Employer Stock Account and Employer RRSP Account. Should he elect to withdraw less than all his entitled value, he shall continue to participate in the allocation of Investment Earnings as provided in Section 5.04.





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7.07     WITHDRAWAL UPON RETIREMENT
              In the event the Participant retires, the value of the Participant's holdings shall be determined, within ninety (90) days of his retirement, by the Trustee through a valuation of the Participant's Employee Account and his Employer Stock Account and Employer RRSP Account.

7.08     OPTIONS AVAILABLE
              A Participant or Beneficiary may elect to receive the proceeds to which he has been deemed entitled pursuant to this Section 7:

              (a)         in cash in one lump sum; or

              (b)         as a transfer to a Registered Retirement Savings Plan
                     account of the Participant, provided the amounts so transferred had been invested in an Investment Option which qualifies as a Registered Retirement Savings Plan.

              Settlement in a manner herein provided shall be made within ninety (90) days of such notification of withdrawal and shall serve as a full discharge of the obligations of the Company and the Trustee under the Plan.

              Should a Participant or Beneficiary fail to make an election within the prescribed period the participant or beneficiary, as the case may be, shall receive the proceeds in cash in one lump sum.

7.09     DATE OF WITHDRAWALS
              The date of the withdrawal of the value of the accounts shall be the next date of valuation following receipt by the Trustee of notice. The manner of notification shall be as prescribed by the Company.





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7.10     VALUE OF INVESTMENT OPTIONS ON WITHDRAWAL
              The value of each Investment Option being disposed of on behalf of a Participant in the event of a partial or total withdrawal shall be its value on the date of the withdrawal, as established by the Trustee.





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Section 8 - Designation Of Beneficiary


8.01     DESIGNATION AND CHANGE OF BENEFICIARY
              A Participant may designate a Beneficiary to receive the benefits payable under the Plan in the event of the Participant's death, and may, by written notice given to the Company during such Participant's lifetime, alter or revoke such designation from time to time subject always to the provisions of any law or laws governing the designation of beneficiaries which may then apply to such Participant. Any such written notice shall be in such form and executed in such manner as the Company may require.

8.02     PROVISION FOR PAYMENT IN THE EVENT OF DEATH OF BENEFICIARY
              If at the death of a Participant, the person designated as the Beneficiary shall not then be living, such amount as may then be payable shall be paid to the estate of the Participant.

8.03     RELIANCE ON DOCUMENTS
              The Company and the Trustee shall be entitled to rely solely upon the designation of Beneficiary made pursuant to this Section 8 without further responsibility to enquire into any claim, possible claim or entitlement of any other person. The Company may require the execution and delivery of such documents, papers and receipts as it deems necessary or desirable in order to effect payment of benefits to the Beneficiary hereunder.





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Section 9 - Administration Of The Plan


9.01     RESPONSIBILITY FOR PLAN
              Administration of the Plan is the responsibility of the Company and all questions regarding the provisions of the Plan and application of the terms and conditions of the Plan shall be decided by the Company.

              The administrative responsibilities retained hereto to the Company may, at the discretion of the Company, be assigned to the Committee.

9.02     POWERS OF TRUSTEE
              The Trustee shall be responsible for, but not restricted to, asset valuation, accounting for the assets of the Plan, income determination and calculation of realized capital gains or losses.

9.03     INVESTMENTS
              Investments for the Plan shall be in securities which are Approved Securities within the meaning ascribed thereto under the Securities Act (Alberta).





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Section 10 - General Conditions


10.01    COMPANY'S RIGHT TO AMEND OR TERMINATE PLAN
              The Company retains the right to amend or terminate the Plan in whole or in part, at any time, and in such manner and to such extent as it may deem advisable.

              No amendment shall have the effect of reducing the value of any Participant's, Beneficiary's, or other survivor's then existing interest in the Plan or accounts thereunder, nor shall any amendment be made without the approval of the Trustee.

10.02    LIMITATION OF RIGHTS GIVEN EMPLOYEES
              (a)         The adoption and maintenance of the Plan shall not be
                     deemed to constitute a contract of employment between the Company and any Employee or Participant.

              (b)         Nothing contained herein shall be deemed to give to an
                     Employee the right to be retained in the service of the Company or to interfere with the right of the Company to terminate the employment of an Employee at any time.

10.03    TERMINATION OF PLAN
              Should the Plan be discontinued by the Company, all contributions on deposit for the Participants and the value of the Employee Accounts and Employer Stock Account and Employer RRSP Accounts being held in trust shall be paid to the Participant pursuant to the options available under Section 7.08. Such payment shall be made by the Trustee no later than ninety (90) days following termination of the Plan.





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10.04    OBLIGATION OF COMPANY AND FUND
              All benefits payable under the Plan shall be paid, or provided for, solely from the Trust Fund and persons entitled to benefits hereunder shall look only to the assets of the Trust Fund for payment. The Company's obligations hereunder are limited to the obligations expressly set forth herein.

10.05    INVESTMENT INCOME REPORTING
              The Trustee shall report to each Participant the Investment Earnings which are subject to income tax for each Participant on a quarterly basis.

10.06    COPY OF THE PLAN
              The Company shall furnish an explanation in writing to each Participant of the terms and conditions of the Plan and amendments thereto applicable to him, together with an explanation of the rights and duties of the said Participant with reference to the benefits available to him under the terms and conditions of the Plan. In the event of conflict between such explanation in writing and this Plan, the terms of this Plan shall prevail.

10.07    PREVAILING DOCUMENTS
              In the event of a conflict between any provision contained in the Plan and any provision contained in the Trust Agreement issued by the Trustee, the provisions of the Trust Agreement shall prevail.

10.08    JURISDICTION
              The Plan shall be construed and administered in accordance with the law of the Province of Alberta.





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IN WITNESS WHEREOF, the Company has caused this instrument to be executed by
its duly authorized officers this       day of                         , A.D.
1994.




                                          SEAGULL ENERGY CANADA LTD.





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